Exhibit 99.1

For Immediate Release:
---------------------
October 28, 2003

                                                   Company Contact:
                                                   ----------------
                                                   Nancy C. Broadbent
                                                   Chief Financial Officer
                                                   (215) 579-7388

                                                   Investor Relations:
                                                   ------------------
                                                   Lisa M. Wilson
                                                   In-Site Communications
                                                   (212) 759-3929


           CollaGenex Pharmaceuticals Reports Record Financial Results
           -----------------------------------------------------------
                          in the Third Quarter of 2003
                          ----------------------------

        Net Income Allocable to Common Stockholders was $0.13 Per Basic
         Share and $0.12 per Diluted Share on Revenues of $13.9 Million


Newtown, PA, October 28, 2003 - CollaGenex Pharmaceuticals, Inc. (Nasdaq: CGPI) today reported financial results for the third quarter ended September 30, 2003. Total revenues increased 24% to $13.9 million compared to $11.2 million in the third quarter of 2002. Net product sales were $12.8 million in the third quarter of 2003, a 19% increase over net product sales of $10.8 million recorded in the third quarter of 2002.

     Net income allocable to common stockholders for the third quarter of 2003 was $1.5 million, or $0.13 per basic share and $0.12 per diluted share, compared to net income allocable to common stockholders of $356,000, or $0.03 per basic and diluted share, in the third quarter of 2002.

     "We are pleased with the results of the third  quarter of 2003," said Brian
M. Gallagher, PhD, chairman, president and chief executive officer of CollaGenex. "We continued to deliver solid operating and financial results, reflecting the diligence of our sales force in expanding market penetration of our dental and dermatology products and the increasing acceptance of these products by physicians."

     "In addition to focusing on increasing product sales, we continue to invest in the future of our Company," Dr. Gallagher continued. "We are building our presence in the dermatology market by pursuing dermatological indications for Periostat(R) in the clinic and by exploring licensing and development opportunities that would enable us further to leverage our sales force. The $18.8 million we recently raised through our shelf offering will facilitate our ability to license and/or develop these dermatology products."

     "We also are committed to the defense of Periostat(R) patents and the development of a sustained release, once-daily formulation of Periostat(R). We now have a suitable formulation and plan to enter Phase III clinical trials with this new once-a-day formulation in the second quarter of 2004," concluded Gallagher.

     "During the third quarter of 2003, we increased our total revenues by 24%, or $2.7 million, compared to the third quarter of 2002 while increasing our operating expenses by only 15%, or $1.5 million," added Nancy C. Broadbent, chief financial officer of CollaGenex. "Our SG&A expenses were approximately $918,000 higher during the third quarter of 2003 compared to the third quarter of 2002, primarily due to legal expenses we incurred in connection with our patent and FDA litigation that exceeded the amount that could be reimbursed to us by the licensor out of current royalties. We anticipate that we will be reimbursed for patent-related legal costs out of future royalties otherwise payable on future sales of Periostat(R). However, legal costs relating to the litigation with the FDA and anti-trust matters are not eligible for reimbursement by the licensor out of royalties."

     "We continued to invest in our pipeline during the third quarter of 2003, increasing our R&D spending by about $422,000 over the same period in the prior year. This reflects expenses related to our ongoing clinical trials of Periostat(R) in dermatology and other indications, our once-a-day, sustained release formulation of Periostat(R) and the development of products based on our Restoraderm(TM) platform technology," said Ms. Broadbent.

     During the first nine months of 2003, CollaGenex recorded $38.8 million in total revenues compared to $33.0 million in total revenues during the first nine months of 2002. Net product sales during the first nine months of 2003 were $35.9 million compared to $31.0 million during the comparable period in 2002. The Company earned net income allocable to common stockholders of $0.31 per basic share and $0.29 per diluted share during the first nine months of 2003 compared to a net loss allocable to common stockholders of $0.13 per basic and diluted share during the first nine months of 2002.

         CollaGenex announced a number of additional important achievements during the third quarter of 2003:

o CollaGenex recently completed a $20 million shelf offering in which the Company sold 2.0 million shares of its registered common stock to certain institutional investors at $10 per share. Net proceeds to the Company were approximately $18.8 million after the payment of placement agent fees and related expenses and will be used for general working capital purposes, including possible dermatology product licensing and development opportunities consistent with the Company's strategy of expanding its presence in the dermatology market.

o Paul Lubetkin was appointed to the newly-created position of senior vice president and general counsel. He oversees all legal affairs at CollaGenex and is a key addition to the CollaGenex management team, particularly given the complexity of the legal issues involving the intellectual property covering Periostat(R).

o The United States District Court of the District of Columbia granted a preliminary injunction temporarily restraining the United States Food and Drug Administration from approving any abbreviated new drug applications (ANDAs) submitted for a capsule or tablet generic dosage form of Periostat(R) (doxycycline hyclate) 20mg.

o    CollaGenex  completed  initial  Phase 1  clinical  studies  of a  sustained
     release,   once-daily  version  of  Periostat,   thereby  establishing  the
     pharmacokinetics of its lead formulation and confirming that the formulation falls within the Company's pre-defined criteria for maximum serum concentration and total dose delivered.

o    CollaGenex initiated a double-blinded,  placebo-controlled Phase 2 clinical
     study  to   evaluate   the  safety  and   efficacy   of  Col-3,   a  novel,
     non-antimicrobial tetracycline derivative, for the treatment of rosacea.

o An independent experience trial that demonstrated favorable results from the use of Periostat(R) as a monotherapy in the treatment of rosacea was published in the July/August issue of the peer-reviewed journal Skin Med.

     As previously announced, CollaGenex will hold a conference call to discuss the Company's third quarter 2003 operating and financial results as follows:

                Date: October 28, 2003
                Time: 11:00 a.m. Eastern Time
                Dial-in: 800-695-6803 (US); 706-643-1452 (international)
                Web cast: www.collagenex.com
                          ------------------

     For those who cannot listen to the live broadcast, a replay will be available shortly after the call on the Company's website, www.collagenex.com, for 90 days. A dial-in replay of the call will be available until 11:59 p.m. on November 11, 2003 by dialing 800-642-1687, 706-645-9291 internationally, and entering access code 3245703.

     CollaGenex Pharmaceuticals, Inc. is a specialty pharmaceutical company currently focused on providing innovative medical therapies to the dental and dermatology markets. Currently, the Company's 115-person professional dental pharmaceutical sales force markets Periostat(R), which is indicated as an adjunct to scaling and root planing for the treatment of adult periodontitis. Periostat(R) is the first and only pharmaceutical to treat periodontal disease by inhibiting the enzymes that destroy periodontal support tissues, and by enhancing bone protein synthesis.

     The sales force also promotes Vioxx(R), a Merck & Co. drug that CollaGenex co-promotes for the treatment of acute dental pain; Pandel, a prescription, topical corticosteroid licensed from Altana, Inc.; Sirius Laboratories' AVAR(TM) product line for the topical control of acne vulgaris, rosacea and seborrheic dermatitis; and Atridox(R), Atrisorb(R) FreeFlow(TM) and Atrisorb-D FreeFlow, Atrix Laboratories Inc.'s products for the treatment of adult periodontitis.

     Research has shown that certain unique properties of the tetracyclines discovered during the development of Periostat(R) may be applicable to other diseases involving inflammation and/or destruction of the body's connective tissues, including acne, rosacea, meibomianitis and cancer metastasis, among others. CollaGenex is further evaluating Periostat(R), as well as the new IMPACS(R) compounds, to assess whether they are safe and effective in these applications. In addition, CollaGenex has licensed the Restoraderm(TM) technology, a unique, proprietary dermal drug delivery system, in order to develop a range of topical dermatological products with enhanced pharmacologic and cosmetic properties.

     To receive additional information on the Company, please visit our Web site at www.collagenex.com, which does not form part of this press release.


Periostat(R),   IMPACS(R)  and  Metastat(R)  are  registered   trademarks,   and
Restoraderm(TM) is a trademark, of CollaGenex Pharmaceuticals, Inc.


All other trade names, trademarks or service marks are the property of their respective owners and are not the property of CollaGenex Pharmaceuticals, Inc. or any of our subsidiaries.

Pandel(R) is a trademark of Taisho Pharmaceuticals.

VIOXX(R) is a trademark of Merck & Co., Inc.

AVAR(TM) is a trademark of Sirius Laboratories, Inc.

Atridox(R) and Atrisorb(R) are registered trademarks, and FreeFlow(TM) is a trademark, of Atrix Laboratories, Inc.


                            (Financial Tables Follow)

                             Summary Financial Data
                                   (Unaudited)
                      (In thousands, except share amounts)


                                                Three Months Ended September 30,
                                                -------------------------------
                                                     2003                 2002
                                                     ----                 ----

Consolidated Statement of Operations:
Revenues:
         Net product sales                       $  12,797            $  10,767
         Contract revenues                           1,111                  422
         License revenues                                8                   40
                                                    ------               ------
                  Total revenues                    13,916               11,229

Operating Expenses:
         Cost of product sales                       1,907                1,713
         Research and development                    1,777                1,355
         SG&A                                        8,338                7,420
                                                   -------               ------
                  Total operating expenses          12,022               10,488

Other Income (Expense):
         Interest income                                28                   18
         Interest expense                                -                   (3)
         Other income                                    8                    -
                                                    ------               ------
Net income                                           1,930                  756
         Preferred stock dividend                      400                  400
                                                    ------               ------
Net income allocable to common
stockholders                                     $   1,530            $     356
                                                    ======               ======
Net income per basic share allocable to
common stockholders                              $    0.13            $    0.03
                                                    ======               ======

Weighted  average  shares  used in  computing
net income  per basic  share allocable to
common stockholders                             11,738,583           11,321,679

Net income per diluted share allocable to
common stockholders                              $    0.12            $    0.03
                                                    ======               ======

Weighted  average  shares used in  computing
net income per diluted  share allocable to
common stockholders                             12,813,907           11,589,483

                                                 Nine Months Ended September 30,
                                                 ------------------------------
                                                    2003                 2002
                                                    ----                 ----

Consolidated Statement of Operations:
Revenues:
         Net product sales                       $  35,917            $  31,026
         Contract revenues                           2,164                1,769
         License revenues                              679                  162
                                                    ------               ------
                  Total revenues                    38,760               32,957

Operating Expenses:
         Cost of product sales                       5,560                4,891
         Research and development                    4,397                3,054
         SG&A, Other                                23,878               25,248
         SG&A, Stock Compensation Charge               251                    -
                                                    ------               ------
                  Total operating expenses          34,086               33,193

Other Income (Expense):
         Interest income                                84                   55
         Interest expense                                -                   (5)
         Other expense                                  (2)                   -
                                                    -------              ------
Net income (loss)                                    4,756                 (186)
         Preferred stock dividend                    1,200                1,229
                                                    ------               ------
Net income (loss) allocable to common
stockholders                                     $   3,556            $  (1,415)
                                                    ======               =======
Net income (loss) per basic share
allocable to common stockholders                 $    0.31            $   (0.13)
                                                    ======               =======

Weighted average shares used in computing
net income (loss) per basic share
allocable to common stockholders                11,521,337           11,189,318

Net income (loss) per diluted share
allocable to common stockholders                 $    0.29            $   (0.13)
                                                    ======               =======

Weighted average shares used in computing
net income (loss) per diluted share
allocable to common stockholders                 12,303,922           11,189,318
                                                 ----------           ----------

Consolidated Selected
--------------------
Balance Sheet Data:                           September 30,       December 31,
------------------                                2003               2002
                                                  ----               ----

Cash, cash equivalents and
  short-term investments*                      $  14,519          $  10,112
Total current assets                              19,630             15,299
Total assets                                      21,557             17,634

Total current liabilities                          6,889              8,721
Long-term liabilities                                334                561
                                                  ------             ------
         Total liabilities                         7,223              9,282

Total stockholders' equity*                       14,334              8,352

* Does not include approximately $18.8 million in net proceeds from the sale of 2 million shares of common stock on October 3, 2003 at a price of $10 per share.

     This press release contains forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. Investors are cautioned that forward-looking statements involve risks and uncertainties, which may affect the Company's business and prospects. The Company's business of selling, marketing and developing pharmaceutical products is subject to a number of significant risks, including risks relating to the implementation of the Company's sales and marketing plans for Periostat(R) and other products that the Company markets, the outcome and consequences of the patent litigation against West-ward and Mutual and the outcome of litigation initiated by Mutual, risks that the FDA will approve generic products, such as West-ward's or Mutual's products, that will compete with and limit the market for Periostat, risks inherent in research and development activities, risks associated with conducting business in a highly regulated environment and uncertainty relating to clinical trials of products under development, all as discussed in the Company's periodic filings with the U.S. Securities and Exchange Commission.


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